UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   June 30, 2005

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

22 Water Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-4040
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 30, 2005, Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”), through its wholly-owned subsidiary, Mac-Gray Services, Inc. (“Mac-Gray Services”), completed the sale of its corporate headquarters located at 22 Water Street in Cambridge, Massachusetts to Catamount Management Corporation, a Massachusetts corporation (“Catamount”), for $11,750,000 in cash.  Mac-Gray consummated the sale transaction pursuant to the Purchase and Sale Agreement between Mac-Gray Services and Catamount dated April 15, 2005 (a copy of which was filed as Exhibit 10.1 to Mac-Gray’s Current Report on Form 8-K dated April 15, 2005).

Mac-Gray used the $11.38 million of net proceeds from the sale to repay the $3.84 million balance of the mortgage loan on the property and repay $7.54 million of its senior debt. Concurrently with the closing of the sale, Mac-Gray leased back certain portions of the property  while it relocates its corporate, warehouse and branch operations currently located at the property.  Mac-Gray expects to complete the relocation by the first quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAC-GRAY CORPORATION

Date: July 7, 2005	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief
Financial Officer